EXHIBIT 99.1

PNM Resources Prices Common Stock Public Offering

(ALBUQUERQUE, N.M.) PNM Resources (NYSE:PNM) has completed the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a price of $30.79 per share, today’s closing price on the New York Stock Exchange. PNM Resources has granted to underwriters a 30-day over-allotment option to purchase up to an additional 750,000 shares.

The offering is expected to close on Dec. 12, 2006.

PNM Resources expects to use the net proceeds from the offering to repay a portion of the $420.2 million principal amount outstanding on a bridge loan used to finance the acquisition of the Twin Oaks Power facility.

Lehman Brothers Inc., Merrill Lynch & Co., and Morgan Stanley & Co. Incorporated are serving as joint book-running managers for the offering. Copies of the preliminary prospectus relating to the offering may be obtained from Lehman Bothers Inc., c/o ADP Financial Services, 1155 Long Island Avenue, Edgewood, N.Y., 11717, by email at Monica_Castillo@ adp.com or by faxing requests to (631) 254-7268 from Merrill Lynch & Co., c/o 4 World Financial Center, New York, NY 10080 or by telephone at 1-866-500-5408 and from Morgan Stanley & Co. Incorporated at Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by email at prospectus@morganstanley.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About PNM Resources
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2005 consolidated operating revenues of $2.1 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 788,000 homes and businesses in New Mexico and Texas and natural gas to 482,000 customers in New Mexico. Its utility and generation subsidiaries are PNM, Texas-New Mexico Power and Altura Energy. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. PNM Resources has generation resources of approximately 2,840 megawatts and sells power on the wholesale market throughout the Southwest. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the risks that the conditions to the creation of the proposed new limited liability company in which the Company will have a 50% interest, and which temporarily will be named EnergyCo, are not satisfied, the inability of EnergyCo to identify and implement profitable acquisitions, the potential unavailability of cash from the Company’s subsidiaries due to regulatory, statutory and contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, the risk that the Twin Oaks power plant will not be successfully integrated into PNMR, conditions in the financial markets affecting the Company's permanent financing for the Twin Oaks power plant acquisition, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including PVNGS, and transmission systems, the market for electrical generating equipment, the ability to secure long-term power sales, the risks associated with completion of the construction of generation, including the expansion of the Afton Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

2